Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-13962, 333-127943, 333-140955, 333-183891, 333-183892, 333-183893, 333-188826, 333-188827 and 333-208647) and Form F-10 (333-257215) of Canadian Pacific Railway Limited of our report dated February 1, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting of Kansas City Southern, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
February 23, 2022